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                                                                   EXHIBIT 10.19

                                   AGREEMENT

This AGREEMENT is made on 15th December 1997

BETWEEN

UNILEVER PLC, an English company having its principal place of business at Unilever House, Blackfriars, London EC4P 4BQ, England and UNILEVER NV, a Netherlands company having its principal place of business, at Weena 455, 3013 AL Rotterdam, Netherlands (hereinafter collectively "Unilever").

AND

SALIVA DIAGNOSTIC SYSTEMS INC., having its principal place of business at 11719 N.E. 95th Street, Vancouver, Washington 986682, USA (hereinafter "Licensee").

1.       DEFINITIONS

1.1 "Affiliate" shall mean in relation to the Licensee, any company of which Licensee owns or controls a majority of the ordinary share capital.

1.2 "Patent Rights" shall mean UK 2204398, AU 626207, AU 656966, AU 656967, Italian utility model 21428, all national patents designated under EP 291194B, corresponding patent applications pending in Japan and the United States and all equivalents, substitutions, additions, extensions, divisionals, continuations, continuations-in-part, re-examinations, re-issues or registrations thereof, including those detailed in Appendix 1.

1.3 "Territory" shall mean all those territories where there are subsisting Patent Rights.

1.4 "Licensed Product" shall mean any device for qualitative Or quantitative detection of the analytes specified in Appendix 2a covered by or made in accordance with, or adapted for use
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         within a claim of a patent or published patent application within the
         Patent Rights.

1.5 "Products Under Option" shall mean any device for qualitative or quantitative detection of the analytes specified in Appendix 2b covered by or made in accordance with, or adapted for use within a claim of a patent or published patent applications with the Patent Rights.

1.6 "Product Sale Date" shall mean the date of first commercial sale of any Licensed Product in the Territory.

1.7 "Net Sales" shall mean the amount invoiced by the Licensee or an Affiliate to an independent third party for sale of Licensed Product less any customary trade, quantity or cash discounts and non-affiliated broker's or agent's commissions actually allowed and taken, amounts repaid or credited by reason of rebate, rejection, return, short-dating outdating, and less any import, value added or excise taxes and customs duties levied and any other governmental charges made as to production, sale, transportation, delivery or use to the extent such charges art paid by the Licensee or Affiliate and are separately identified on invoices.

1.8 "Effective Date" shall mean the date of first commercial sale of Licensed Product.

1.9 "Calendar Quarter" shall mean the respective three month periods ending on the last business days of March, June, September and December respectively,

2.       LICENSE GRANT

2.1 Unilever hereby grants to the Licensee and the Licensee hereby accepts with effect from the Effective Date a nonexclusive royalty-bearing licence under the Patent Rights in the Territory to make, have made for it, use and sell Licensed Products.
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2.2      Unilever hereby grants to the Licensee and the Licensee hereby accepts with effect from the Effective Date a nonexclusive option to a royalty-bearing licence to make, have made for it, use and sell Products Under Option. This option may he exercised on a per analyte basis at any time within the two (2) year period subsequent to the signature of this agreement, whereupon it will cease on a per analyte basis.

2.3 It is hereby expressly agreed that no licence is granted by Unilever to the Licensee under any other Unilever patent rights whatsoever and licence is granted by Unilever to the Licensee for any analyte other than those indicated in Appendix 2.

2.4 There will be no right to sub-licence without prior written consent of Unilever.

2.5 The licence to the Licensee shall not be assigned or otherwise transferred in whole or in part except to the purchaser of all the material business assets and goodwill of the Licensee with respect to all the Licensed Products, who shall have agreed with Unilever in writing prior to such assignment or transfer to accept all of the Licensee's obligations under this Agreement with respect to the Licensed Products, and any such licence so transferred may thereafter continue to be used by the purchaser only in connection with the Licensee's business assets which are so purchased.

3.       PAYMENTS

3.1 In consideration of the licence granted in clause 2.1 hereof, the Licensee will pay to Unilever within seven (7) days of the date of signature of this agreement an initial nonreturnable sum of twenty thousand pounds sterling (20,000 Pounds) and provided that ten thousand pounds sterling (10,000 Pounds) may be credited against royalty payments due under clause 3.3 made on and subsequent to the Effective Date until 31st December 1997.

3.2 In consideration of the licence option granted in clause 2.2 hereof, the Licensee will pay to Unilever within seven (7)
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         days of signature of this agreement a sum of three thousand pounds sterling (f3,000) per analyte and a further ten thousand pounds sterling (10,000 Pounds) per analyte upon exercise of the licence option or upon first commercial sale of a Product Under Option, whichever is sooner.

3.3 The licensee will pay to Unilever a royalty on Licensed Products which relate to Helicobacter pylori and on Products Under Option at a rate of five per cent (5%) A all Net Sales made by Licensee and Affiliates on and after the Effective Date.

         The licensee will pay to Unilever a royalty on Licensed Products which relate to Human Immunodeficiency Virus at a rate of five per cent (5%) of all Net Sales made up to a threshold of twenty thousand pounds Sterling (20,000 Pounds) per annum and at a rate of three per cent (3%) of all Net Sales made over twenty thousand pounds Sterling (20,000 Pounds) per annum by Licensee and Affiliates on and after the Effective Date.

3.4 Only one royalty shall be paid upon sale of any Licensed Product regardless of the number of claims or patents within the Patent Rights that may be infringed by the Licensed Product or its use.

4.       ACCOUNTING AND AUDIT

4.1 Commencing within thirty (30) days after the date of signature of this Agreement and thereafter within thirty (30) days after the end of each Calendar Quarter for the remainder of the term of this Agreement, the Licensee shall furnish to Unilever at the address in clause 7.3 hereof, a written report certified as correct by the Licensee's chief executive officer or senior qualified accountant setting forth the number, name and type of all Licensed Product in each country of sale upon which the Licensee is obligated to pay royalties and the computation of the royalties payable with respect thereto, together with the remittance of the amount due. For the avoidance of doubt, the first royalty report shall include an account of royalties due on sales made on and
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         subsequent to the Effective Date until the day prior to signature of
         this agreement.   A report will be furnished to Unilever whether or
         not any sales have been made in that Calendar Quarter. Any payments of royalties which are sent more than fifteen (15) days beyond the due date shall bear interest. at fifteen (15) percent per annum from the date on which payment was due to the date on which payment is received by Unilever.

4.2 Fees and royalties shall be paid in Pounds sterling by cheque payable to Unilever PLC at the address in clause 7.3 hereof, or otherwise as Unilever shall direct. Unilever NV hereby confirms that Unilever PLC may give valid and binding receipt on behalf of Unilever NV. All currency translations from the currency of sale to Pounds sterling will be made based on the mid-rate of exchange published by the Financial Times (London) on the last business day of the relevant Calendar Quarter for calculation of royalties due under use 3.3.

4.3 All royalty payments provided for under this Agreement shall be made to Unilever in full, provided however that in any event and to the extent that any royalty or other sum payable hereunder is subject to direct taxes levied or assessed by any government authority under the law of the country from which the remittance is made, and a treaty exists with that country and the country where the remittance is received or there is other provision for the avoidance of double taxation, the Licensee has the right to deduct from the payment any such taxes and the Licensee shall for each such deduction provide to Unilever a certificate or other documentary evidence executed by the appropriate official or relevant government authority to enable Unilever to claim relief from double taxation on such payments All payments due under this Agreement are exclusive of value added tax, or equivalent taxes where applicable.

4.4 The Licensee shall keep accurate records in sufficient detail to enable royalties payable hereunder to he determined, and shall permit such records to be inspected once per year with reasonable notice. In the event Unilever does not request an
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         inspection of the records within three years following a royalty report the Licensee may dispose Of the records. Any inspection of records shall be made during reasonable business hours by a certified accountant reasonably acceptable to the Licensee and appointed by Unilever at its expense for this purpose, but only to the extent necessary to verify the amount of royalties payable. The accountant making such inspection shall report to Unilever No amount of royalty due and payable. Any amount of royalty found to be underpaid shall be promptly remitted to Unilever together with any interest at a rate of fifteen (15) percent per annum, and any amount of royalty found to be overpaid shall be deductible from subsequent royalty remittances, and if the amount of royalty found to be underpaid shall exceed (10) percent of the royalty payment for the respective period, the Licensee shall pay to Unilever the reasonable cost of the inspection of the records by the certified Accountant.

5.       APPLICABLE LAW

5.1 This Agreement shall be deemed to have be made in and shall be construed in accordance with the laws of England for all matters (other than scope and validity of the Patent Rights which shall be construed and governed in accordance with laws of the jurisdiction in which the Patent Rights have been granted) and the parties submit to the jurisdiction of the English Courts.

6.       TERMINATION

6.1 The Licensee may terminate the licence granted in this Agreement at any time upon ninety (90) days written notice subject to payment of royalties in respect of sales of all Licensed Product and Product Under Option until termination.

6.2 Upon material default by the Licensee in the performance of any obligation to be performed by the Licensee, Unilever may give written notice specifying the thing or matter in default. Unless the default is cured within sixty (60) days following the giving of notice, Unilever may give further
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         written notice to the other party forthwith terminating the licence granted hereunder,

6.3 if the Licensee shall directly or indirectly dispute the validity of the Patent Rights in any country for which they have been licensed under this Agreement, Unilever may upon thirty (30) days written notice terminate the licence rights to the Licensee.

6.4 Unilever may terminate the licence rights of Licensee forthwith if the Licensee shall be declared bankrupt or shall enter into liquidation or receivership or similar state.

6.5 Unilever may terminate the licence rights of the Licensee forthwith if the Licensee manufactures uses or sells (or procures any third party so to do), any product which is covered by the Patent Rights in the country of such manufacture use or sale, other than a Licensed Product or Product Under Option on which royalty is paid pursuant to this Agreement.

6.6      Unilever can terminate the licence on a per analyte basis on thirty
         (30) days notice if the Licensee makes no sales of the Particular Licensed Product or if the royalties received by Unilever are less than five thousand pounds sterling (5,000 Pounds) per analyte within any period of 12 months starting one year after signature of this Agreement.

6.7 Unilever can terminate the licence on a per analyte basis on thirty days (30) notice if the. Licensee makes no sales of Product Under Option or if the royalties received by Unilever are less than five thousand pounds sterling (5,000 Pounds) per analyte within any period of 12 months starting one year after exercise of the option for the particular Product Under Option.

6.8 Termination pursuant to clauses 6.1 to 6.6 hereof shall not relieve either party of any obligations accrued prior to the termination.
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6.9      Unless sooner terminated as provided above, the licence rights granted hereunder shall continue until expiration of the last no expire of the patents within the Patent Rights.

7.       GENERAL PROVISIONS

7.1 This Agreement supersedes all previous oral and written agreements between the parties and is the only and entire understanding existing between the parties with respect to the subject matter of this Agreement. Any amendment thereto shall be in writing and signed by the parties.

7.2 The provisions of this Agreement shall be deemed separable, and if any part of this Agreement is rendered void, invalid, or unenforceable, such rendering shall not affect the validity or enforceability of the remainder of the Agreement unless the part or parts which are void, invalid or unenforceable shall substantially impair the value of the whole Agreement to either party.

7.3 All notices and reports shall be sent to the parties at the addresses shown below. Such notice or report shall be deemed received when sent addressed to the party at the address shown below by first class mail with correct postage affixed or by express service prepaid or by facsimile or telex confirmed by mail within 14 days, The addresses for notices and reports may be changed by timely written notice to the other party.

For the Licensee:                       President and CEO
                                        SALIVA DIAGNOSTIC SYSTEMS INC.
                                        11719 N.E. 95th Street
                                        Vancouver
                                        Washington 986682
                                        U.S.A.

For Unilever:                           The Agreements Advisor
                                        UNILEVER PLC
                                        Patent Division
                                        Colworth House
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                                                   Sharnbrook
                                                   Bedfordshire MK44 1LQ
                                                   England

7.4 Unilever represents and warrants that they own directly or indirectly all right title and interest in and to the Patent Rights or are otherwise authorised to enter into this Agreement. Unilever expressly does not warrant the validity of any of the Patent Rights but is not aware of any ground for invalidity thereof. The Licensee will promptly inform Unilever of any apparent infringements of the Patent Rights which come to its notice, and the parties will on request discuss the action to be taken in that respect. It is Unilever's intention to use reasonable efforts to enforce the Patent Rights, but Unilever shall not be compelled to take Court action. against third party infringers. Unilever will advise the Licensee of the status of the Patent Rights following any significant change to the status and on the request of the Licensee.

7.5 Unilever expressly does not warrant that any Licensed Product or Product Under Option is free from infringement of any third party patent or other intellectual property rights. The Licensee accepts full responsibility for the manufacture use and sale of all Licensed Product and Product Under Option and Unilever shall not be liable to Licensee for the consequences of any such infringement of third party rights or other damages caused to any third party by such manufacture use or sale, and the Licensee shall hold harmless and indemnify Unilever from any and all judgements of any kind which arise from such manufacture, use and sale of Licensed Product and Product Under option-

7.6 The Licensee shall not make any use of the Unilever name or any trademark of Unilever or of any company in the Unilever Group in connection with the manufacture use or sale of Licensed Product or Product Under option or otherwise without the prior written consent of Unilever.
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7.7      No licence is hereby granted to the Licensee by implication, estoppel or otherwise under any letters patent or application thereof other than under the Patent Rights.

7.8 Failure by either party to enforce any provision of this Agreement shall not be construed as a waiver of such provision and shall not affect the validity of the Agreement or any part thereof or the right of that party to enforce any provision thereof.
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In WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate originals.




UNILEVER PLC                                SALIVA DIAGNOSTICS SYSTEMS INC.

BY: /s/  Signature Illegible                BY: /s/  Kenneth J. McLachlan

TITLE: ......................               TITLE:  President

UNILEVER NV

BY (1): /s/ Signature Illegible

TITLE: ......................

BY (2): /s/ Signature Illegible

TITLE: Agreements Advisor




NFS/31 October 1997
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APPENDIX 1

A)       GRANTED RIGHTS

         COUNTRY                                   NUMBER                            EXPIRY DATE
          ---------------------------------------------------------------------------
         United Kingdom                            2204398                           26 April 2008
         Hong Kong                                 1409/95                           26 April 2008
         Italy                                     214285                            27 April 1998
         Australia                                 626207                            26 April 2008
         Australia                                 656966                            26 April 2008
         Australia                                 656967                            26 April 2008
         USA                                       5602040                           11 February 2014
         USA                                       5622871                           22 April 2014
         European                                  291194                            26 April 2008

                                                     designated states under the
                                                        European patent are:-
         Austria                                   E101721                           26 April 2008
         Belgium                                   291194                            26 April 2008
         France                                    291194                            26 April 2008
         Germany                                   3887771                           26 April 2008
         Greece                                    940400378                         26 April 2008
         Italy                                     291194                            26 April 2008
         Netherlands                               291194                            26 April 2008
         Spain                                     291194                            26 April 2008
         Sweden                                    291194                            26 April 2008
         Switzerland                               291194                            26 April 2008

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                                     - 13 -



APPENDIX 1 (cont.)


B)       PENDING RIGHTS

         COUNTRY                                   NUMBER
         ------------------------------------------
         Australia Divisional 3                    80490/94
         Australia Divisional 4                    80489/94
         European Divisional 1                     93108764.7
         European Divisional 2                     93108763.9
         Japan                                     503518/88
         Japan Divisional 1                        150881/93
         Japan Divisional 2                        150882/93
         USA Divisional 1                          08/305967
         USA Divisional 2                          08/474192
         USA Divisional 3                          08/487319

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APPENDIX 2

(a)      Human Immunodeficiency virus
         Helicobacter pylori

(b)      Hepatitis A
         Tuberculosis